Exhibit 99.1

Sotera Holdings, Inc.

Consolidated Financial Statements
December 31, 2016

Contents

Independent auditor’s report	1-2

Financial statements

Consolidated balance sheets	3

Consolidated statements of operations	4

Consolidated statements of changes in stockholders’ equity	5

Consolidated statements of cash flows	6

Notes to consolidated financial statements	7-27

Independent Auditor’s Report

To the Board of Directors
Sotera Holdings, Inc.

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Sotera Holdings, Inc., which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the three years in the period ended December 31, 2016 and the related notes to the consolidated financial statements (collectively, financial statements).

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sotera Holdings, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the three years in the period ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As discussed in Note 15 to the financial statements, the Company entered into a merger agreement with KeyW Corporation, which closed on April 4, 2017. Our opinion is not modified with respect to this matter.

/s/ RSM US LLP

McLean, Virginia
June 13, 2017

Sotera Holdings, Inc.

Consolidated Balance Sheets
December 31, 2016 and 2015
(In Thousands, Except Share and Per Share Amounts)

	2016	2015
Assets

Current assets:
Cash and cash equivalents	$15,393	$10,235
Accounts receivable, net	39,895	39,954
Prepaid expenses and other current assets	1,159	980
Total current assets	56,447	51,169

Non-current assets
Property and equipment, net	3,954	6,208
Goodwill	134,447	134,447
Intangible assets, net	37,295	41,222
Other assets	1,127	1,030
Total non-current assets	176,823	182,907

Total assets	$233,270	$234,076

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long-term debt	$130,682	$10,381
Accounts payable	18,267	15,349
Accrued expenses	15,648	12,852
Accrued interest	2,045	2,235
Advance payments on contracts	1,011	2,194
Restructuring liabilities	186	1,365
Income taxes payable	68	64
Total current liabilities	167,907	44,440

Non-current liabilities:
Long-term debt	—	127,136
Deferred rent	896	1,214
Long-term restructuring liabilities	217	690
Other liabilities	1,170	927
Total non-current liabilities	2,283	129,967

Total liabilities	170,190	174,407
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Common stock, par value $0.01 per share, 5,000,000 shares
authorized, 3,300,239 and 3,300,009 shares issued and outstanding
as of December 31, 2016 and December 31, 2015	33,002	33,000
Additional paid-in capital	269,211	267,450
Accumulated deficit	(239,133)	(240,781)
Total stockholders’ equity	63,080	59,669

Total liabilities and stockholders’ equity	$233,270	$234,076

See notes to consolidated financial statements.

Sotera Holdings, Inc.

Consolidated Statements of Operations
Years Ended December 31, 2016, 2015 and 2014
(In Thousands)

	2016	2015	2014

Revenue	$263,522	$243,674	$219,426

Operating costs and expenses:
Cost of revenue - services	223,999	210,942	185,983
Selling, general and administrative expenses	19,407	18,372	26,763
Amortization of intangible assets	3,927	3,989	3,989
Total operating costs and expenses	247,333	233,303	216,735

Income from operations	16,189	10,371	2,691
Other income (expense):
Interest income	29	43	52
Interest expense	(15,199)	(16,511)	(20,484)
Other	711	58	(1,349)
Income (loss) before income taxes	1,730	(6,039)	(19,090)

(Provision for) benefit from income taxes	(82)	(233)	347
Income (loss) from continuing operations	1,648	(6,272)	(18,743)

Discontinued operations:
Loss from discontinued operations, ES segment
(including gain on disposal of $292 in 2014)	—	—	(4,517)

Net income (loss)	$1,648	$(6,272)	$(23,260)

See notes to consolidated financial statements.

Consolidated Statements of Changes in Stockholders' Equity
Years Ended December 31, 2016, 2015 and 2014
(In Thousands, Except Share and Per Share Amounts)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance at December 31, 2013	1,755,252	$17,553	$248,836	$(211,249)	$55,140
Capital contributions from parent	1,544,297	15,443	16,736	—	32,179
Share-based compensation	230	2	959	—	961
Net loss	—	—	—	(23,260)	(23,260)
Balance at December 31, 2014	3,299,779	32,998	266,531	(234,509)	65,020
Share-based compensation	230	2	919	—	921
Net loss	—	—	—	(6,272)	(6,272)
Balance at December 31, 2015	3,300,009	33,000	267,450	(240,781)	59,669
Share-based compensation	230	2	1,761	—	1,763
Net income	—	—	—	1,648	1,648

Balance at December 31, 2016	3,300,239	$33,002	$269,211	$(239,133)	$63,080

See notes to consolidated financial statements.

Sotera Holdings, Inc.

Consolidated Statements of Cash Flows
Years Ended December 31, 2016, 2015 and 2014
(In Thousands, Except Share and Per Share Amounts)

	2016	2015	2014

Cash flows from operating activities:
Net income (loss)	$1,648	$(6,272)	$(23,260)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on disposal of discontinued operations	—	—	(292)
Depreciation	2,740	2,784	2,172
Loss on sale of property and equipment	—	33	151
Amortization of intangible assets	3,927	3,989	3,989
Share-based compensation expense	1,763	921	961
Bad debt expense	60	57	259
Amortization of debt issuance costs and original issue discount	2,713	3,048	2,645
Loss on extinguishment of debt	—	—	857
Restructuring charge	(1,652)	(919)	(716)
Deferred rent	(318)	(261)	(302)
Change in operating assets and liabilities:
Accounts receivable	(1)	8,070	116
Prepaid expenses and other assets	(276)	1,208	(1,089)
Income taxes receivable	4	208	142
Accounts payable	2,918	2,059	5,543
Accrued interest	(190)	(152)	(1,274)
Accrued expenses	2,796	(884)	890
Other liabilities	243	249	220
Advance payments on contracts	(1,183)	1,618	392
Net cash provided by (used in) operating activities	15,192	15,756	(8,596)

Cash flows from investing activities:
Expenditures for property and equipment	(486)	(2,305)	(1,505)
Sale of discounted operations, ES segment	—	—	3,875
Net cash (used in) provided by investing activities	(486)	(2,305)	2,370

Cash flows from financing activities:
Payments of long-term debt	(9,548)	(12,080)	(34,692)
Cash paid for debt issuance costs	—	—	(4,439)
Payments on revolving credit facility	(5,000)	(3,500)	—
Proceeds from revolving credit facility	5,000	3,500	—
Proceeds from equity issuance	—	—	32,179
Payments on capital leases	—	(2)	(160)
Net cash used in financing activities	(9,548)	(12,082)	(7,112)

Net increase (decrease) in cash and cash equivalents	5,158	1,369	(13,338)

Cash and cash equivalents:
Beginning of period	10,235	8,866	22,204

End of period	$15,393	$10,235	$8,866

Supplemental disclosure of cash flow information:
Net cash paid for income taxes	$79	$118	$97

Cash paid for interest	$12,677	$13,614	$16,671

See notes to consolidated financial statements.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 1.	Organization
Sotera Holdings, Inc. (collectively with its subsidiaries, Sotera, or the Company), is owned principally by investment funds affiliated with Ares Management LLC (Ares).

Sotera is a diversified technology and engineering services firm that provides mission-critical technology-based systems, solutions and services for national security agencies and programs of the U.S. government. Sotera’s services and solutions are integral parts of mission-critical programs run by the Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies and other parts of the federal government charged with national security responsibilities. The Company provides a broad range of technology-based services and solutions, including counterterrorism and intelligence solutions, cyber security systems and operations, enterprise architects and system engineers, and command, control and decision support solutions, to customers in the Department of Defense, the Intelligence Community, Department of Homeland Security, Federal Law Enforcement and other U.S. agencies charged with national security responsibilities. Sotera’s results are reported through two operating segments: Technology and Intelligence Services (“TIS”) and Engineered Solutions (“ES”).

The TIS segment consists of the Company’s legacy technology business as well as the September 2011 acquisition of Software Process Technologies LLC (“SPT”) and the December 2011 acquisition of Potomac Fusion, LLC (“PFL”). The TIS segment provides a broad range of technology-based services and solutions, including counterterrorism and intelligence solutions, cyber security systems & operations, enterprise architects and system engineers, and command, control and decision support solutions, to customers in the Department of Defense, the Intelligence Community, Department of Homeland Security, Federal Law Enforcement and other U.S. agencies charged with national security responsibilities.

The ES segment provided customers, primarily in the Department of Defense, with solutions that entail the design, engineering and integration of highly mobile mission support systems. During 2014, a wind down or sale of the ES operating segment was approved. In October 2014, the Company sold the ES segment to Outdoor Venture Corporation.

On March 8, 2017, Sotera entered into a definitive merger agreement with the KeyW Corporation, a wholly-owned operating company of the KeyW Holding Corporation (“KeyW”), under which the Company will become a wholly-owned subsidiary of KeyW when the transaction closes. See Note 15 for further discussion of this transaction.

Nature of operations: The Company’s offerings include cyber security systems and operations, software engineering services, network and communications management technology, decision support systems for command and control, maritime navigation systems, counter-terrorism intelligence and analysis, data analysis and fusion tools, identifying management solutions and providing innovative expeditionary systems to support troop mobility and survivability worldwide. The Company derived 78%, 75% and 62% of its revenue as a prime contractor for the years ended December 31, 2016, 2015 and 2014, respectively. The Company derived 41%, 7% and 52% of its revenue for the year ended December 31, 2016, from time and materials, fixed-price and cost-plus contracts, respectively. The Company derived 51%, 7% and 42% of its revenue for the year ended December 31, 2015 from time and materials, fixed-price and cost-plus contracts, respectively. The Company derived 62%, 5% and 33% of its revenue for the year ended December 31, 2014, from time and materials, fixed-price and cost-plus contracts, respectively

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and require management to make certain judgments, estimates and assumptions, which may affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the consolidated financial statements. They also may affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates upon subsequent resolution of identified matters.

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash and cash equivalents: The Company considers all highly-liquid instruments with original maturities of three months or less to be cash equivalents. Due to the short maturity of these instruments, the carrying values on the consolidated balance sheets approximate fair value. No collateral or security is provided on these cash and cash equivalents, other than up to $250 of cash and cash equivalents insured by the Federal Deposit Insurance Corporation (“FDIC”).

Accounts receivable and allowance for doubtful accounts: Accounts receivable include amounts billed and currently due from customers and unbilled costs and accrued profits related to revenues from Federal Government contracts that have been recognized for accounting purposes but not yet billed to customers. Accounts receivable are recorded at face value less an allowance for doubtful accounts. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of customer accounts. The Company periodically reviews the allowance by considering factors such as historical experience, credit quality, aging of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. Since the majority of the Company’s receivables result from services provided to the U.S. government, the Company believes the credit risk to be relatively low.

Revenue recognition: Revenue is derived primarily from products and services provided to the U.S. government, primarily by Company employees and, to a lesser extent, subcontractors. Revenue from service contracts is recognized when earned, generally as work is performed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 605-10, Revenue — Overall (Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition). Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered, the contract price is fixed or determinable, and collectability is reasonably assured.

The Company generates its revenue from three different types of contractual arrangements: fixed-price contracts, time-and-materials contracts, and cost-plus contracts. Revenue and profit on fixed-price contracts within the scope of the FASB Accounting Standards Codification Topic 605-35, Revenue Recognition — Construction-Type and Production-Type Contracts, are recognized under the percentage-of-completion method based on the ratio of actual costs incurred to the total estimated costs at completion of the contract, multiplied by estimated total contract revenue.

Revenue for time-and-materials contracts is recognized as services are performed, generally on the basis of contract allowable labor hours worked multiplied by the contract defined billing rates, plus the direct costs and indirect cost burdens associated with materials and other direct expenses incurred in performance on the contract. Profits on time-and-material contracts result from the difference between the cost of services performed inclusive of labor, direct costs, indirect cost burdens, and other direct expenses and the contract-defined billing rates for these services.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 2.	Summary of Significant Accounting Policies (Continued)
Revenue on cost-plus contracts is recognized as services are performed, generally, based on the allowable costs incurred during the period, plus any recognizable earned fee.

Revenue recognition for fixed-price contracts requires significant judgment relative to assessing risks, estimating contract revenue and costs, and assumptions for schedule and technical issues. Due to the size and nature of contracts, estimates of revenue and costs are subject to a number of variables. Contract costs include material, labor and related employee benefits, subcontracting costs and other direct costs, as well as allocations of allowable indirect costs. For contract change orders, claims or similar items, judgment is required for estimating the amounts, assessing the potential for realization, and determining whether realization is probable. Estimates of total contract revenue and costs are continuously monitored during the term of the contract and are subject to revision as the contract progresses. From time to time, facts develop that require revisions of revenue recognized or cost estimates. To the extent that a revised estimate affects the current or an earlier period, the cumulative effect of the revision is recognized in the period in which the facts requiring the revision become known. Anticipated losses on contracts are recognized in the period they are deemed probable and can be reasonably estimated.

With regard to claims, revenue is only recognized when settlement on the value of any claim is agreed upon with the customer. Incentive and award payments are included in estimated revenue using the percentage-of-completion method when the realization of such amounts is deemed probable upon achievement of certain defined goals.

Invoices to customers are prepared in accordance with the terms of the contract which may not be directly related to the performance of services or the recognition of revenue. Unbilled receivables are invoiced to customers based upon the achievement of specific criteria defined by the contract including deliverables, milestones, timetables, or the incurrence of certain costs.

Payments received from customers in advance of delivery or the performance of services are included as advance payments on contracts on the consolidated balance sheets. Reimbursements of certain costs, including certain hardware costs or out-of-pocket expenses, are included in revenue with corresponding costs included in cost of revenue as costs are incurred.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets, which generally are: five years for computer equipment; three years for software; seven years for furniture, machinery and fixtures; five to seven years for equipment; and seven years for telephone systems and equipment. Leasehold improvements are depreciated over the shorter of the lease term or estimated useful life of the underlying asset. Maintenance and repairs are expensed as incurred.

Intangible assets: Intangible assets consist of contract and customer relationships and non-compete agreements. Intangible assets are being amortized on a straight-line basis over the expected lives of the assets. The Company periodically reassesses the remaining useful lives of its intangible assets and evaluates for impairment when events or changes in circumstances indicate the carrying value of such assets may not be recoverable. The Company completed this assessment in the fourth quarter of 2014, 2015 and 2016 and did not identify any such events or changes in circumstances that would impact the carrying value of these assets.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 2.	Summary of Significant Accounting Policies (Continued)
Goodwill: Goodwill represents the excess of purchase price over the fair value of identifiable net assets of acquired entities. The Company evaluates goodwill for potential impairment annually during its fourth fiscal quarter, or more frequently if events or potential circumstances occur indicating goodwill might be impaired. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators include a decline in expected cash flows, a significant adverse change in legal factors or in the business climate, unanticipated competition, or slower growth rates, among others.
Goodwill is allocated among and evaluated for impairment at the reporting unit level, which is defined as an operating segment or one level below an operating segment.

In September 2011, the FASB issued a revised accounting standard allowing companies to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, as a result of the qualitative assessment, it is more likely than not that the fair value of a reporting unit is less than its carrying amount, a more detailed two-step goodwill impairment test would be performed to identify a potential goodwill impairment and measure the amount of the loss to be recognized.

The evaluation of impairment under the two-step method involves comparing the current fair value of each reporting unit to its carrying value, including goodwill. To estimate the fair value of reporting units, the Company considers both an estimate of discounted cash flows (income approach) and exit price multiples (market approach). Considerable management judgment is necessary in estimating discounted future cash flows as well as anticipated exit multiples. The Company involves valuation experts where necessary in completing this evaluation. In the event the estimated fair value of a reporting unit is less than the carrying value, additional analysis is required. The additional analysis compares the carrying amount of the reporting unit’s goodwill with the implied fair value of that goodwill. The implied fair value of goodwill is the excess of the fair value of the reporting unit over the fair value amounts assigned to all of the assets and liabilities of that unit as if the reporting unit was acquired in a business combination and the fair value of the reporting unit represented the purchase price. If the carrying value of goodwill exceeds its implied fair value, an impairment loss equal to such excess is recognized.

No goodwill impairment was identified for the years ended December 31, 2014, 2015 and 2016.

Long-lived assets: The carrying values of long-lived assets, which include property and equipment and intangible assets subject to amortization, are evaluated for impairment when events or changes in circumstances indicate the carrying value of such assets may not be recoverable. If an indication of impairment is present, the Company compares the operating performance and future undiscounted cash flows of its assigned asset groups to the underlying carrying value. Adjustments are made if the sum of expected undiscounted future cash flows is less than the carrying value of an asset group. Any necessary write-downs are treated as permanent reductions in the carrying amount of the assets.

Debt issuance costs: Debt issuance costs are deferred and amortized over the term of the related debt utilizing the effective interest method. In the event of an extinguishment or modification of debt, these costs are evaluated and adjusted as appropriate. Debt issuance costs are presented on the balance sheet as a direct deduction from the carrying amount of the related debt liability.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 2.	Summary of Significant Accounting Policies (Continued)

In July 2014, an Amended and Restated Credit Agreement (the “Agreement”) was executed. The Agreement included the existing term loan and a revolving credit facility of $15,000. In conjunction with the execution of the Agreement, an affiliate of Ares made an equity contribution of $32,000 to the Company. The Company made a corresponding $32,000 payment on the term loan. The Agreement also, among other things, increased the permitted total leverage ratio and did not require the Company to report against this covenant until September 2015. In conjunction with this change, a minimum consolidated liquidity requirement of $3,500 was put in place through September 2015. The minimum consolidated liquidity requirement is defined as the Company’s unrestricted domestic cash plus any unused portion of the revolving credit facility. The Company deemed the Agreement to be a partial extinguishment and, therefore, expensed $2,404 of previously deferred and newly incurred costs as a loss on extinguishment. The Company also deferred $4,439 of costs to put the Agreement in place.

Fair value of financial instruments: The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and other current liabilities approximate fair value due to their short maturities. Borrowings under the various credit agreements bear a variable interest rate and, therefore, the carrying amount of these borrowings approximates fair value. See Note 10 for further discussion of long-term debt.

Income taxes: Deferred income tax assets and liabilities are estimated based on enacted tax laws in the jurisdictions where the Company conducts business. Deferred income tax assets and liabilities represent future tax benefits or obligations of the Company’s legal entities. These deferred income tax balances arise from temporary differences due to divergent treatment of certain items for accounting and income tax purposes.

Deferred income tax assets are evaluated to ensure that estimated future taxable income will be sufficient in character, amount and timing to result in the use of the deferred income tax assets. “Character” refers to the type (capital gain vs. ordinary income) as well as the source (foreign vs. domestic) of the income generated. “Timing” refers to the period in which future income is expected to be generated. Timing is important because net operating losses (“NOLs”) in certain jurisdictions expire if not used within an established statutory time frame. Based on these evaluations, the Company determines whether it is more likely than not that expected future earnings will be sufficient to use most of its deferred tax assets. When it is determined that deferred income tax assets need to be reduced to the amounts expected to be realized, valuation allowances are established. Judgments and estimates are required to determine income tax expense and deferred income tax valuation allowances and in assessing exposures related to income tax matters. The Company’s practice is to file income tax returns that conform to the requirements of each jurisdiction and to record provisions for income tax liabilities, including interest and penalties.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 2.	Summary of Significant Accounting Policies (Continued)
The effect of a change in income tax rates on deferred income tax assets and liabilities is recognized in the year in which the income tax rate change is enacted. Interest and penalties related to uncertain income tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest, and penalties would be applicable under relevant tax law until such time that the related income tax benefits are recognized.

Stock-based compensation: The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award and recognizes that cost over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. The compensation expense is included as a component of selling, general and administrative expenses. The Company estimates fair value of share-based payment awards or modifications on the date of grant using the Black-Scholes option pricing model.

Subsequent events: The Company evaluates events and transactions in the period after the balance sheet date leading up to the issuance of the financial statements for potential recognition or disclosure.

Recent accounting pronouncements: In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), along with various updates in 2015 and 2016, requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. Early adoption is not permitted. The updated standard becomes effective for the Company in the first quarter of fiscal year 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity's ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. The Company adopted this guidance during the year ended December 31, 2016. The adoption of this guidance did not have a material impact on the consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items. ASU 2016-15 is effective for annual periods, and interim periods within those years, beginning after December 15, 2018. This standard will not have a material impact on the Company’s consolidated results of operations or financial position.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 2.	Summary of Significant Accounting Policies (Continued)
In November, 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by eliminating the requirement for entities to separate deferred tax assets and liabilities into current and noncurrent amounts in classified balance sheets. Instead, it requires deferred tax assets and liabilities be classified as noncurrent in the balance sheet. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2017. Early adoption is permitted, and this ASU may be applied either prospectively to all deferred tax assets and liabilities or retrospectively to all periods presented. The Company adopted this guidance during the year ended December 31, 2015, using a retrospective method. The adoption of this guidance did not have a material impact on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We are currently evaluating the impact of our pending adoption of the new standard on our consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For example, the new guidance requires all excess tax benefits and tax deficiencies related to share-based payments to be recognized in income tax expense, and for those excess tax benefits to be recognized regardless of whether it reduces current taxes payable. The ASU also allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. ASU 2016-09 will be effective for the Company beginning on January 1, 2018. The adoption is not expected to have a material impact on the consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. ASU 2017-01 narrows the definition of a business. This standard provides guidance to assist entities with evaluating when a set of transferred assets and activities is a business. This guidance is effective for interim and annual reporting periods beginning after December 15, 2017. This guidance must be applied prospectively to transactions occurring within the period of adoption. The Company does not expect the adoption of ASU 2017-01 will have a material impact on the Company's consolidated financial statements.
In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Others (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 eliminates Step 2 of the current two-step impairment process. Under this ASU a company must test for impairment by comparing the fair value of a reporting unit to its carrying value. An impairment charge should be recorded for the amount by which the carrying value exceeds the fair value, not to exceed the amount of goodwill recorded. This guidance is effective for interim and annual reporting periods beginning after December 15, 2020. Early adoption is permitted. The Company does not expect the adoption of ASU 2017-04 to have a material impact on the Company’s consolidated financial statements.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 3.	Accounts Receivable
The following table details accounts receivable, which consist of billed and unbilled amounts:

	December 31
	2016	2015

Billed	$19,010	$15,051
Unbilled	21,531	25,529
Total accounts receivable	40,541	40,580
Less allowance for doubtful accounts	(646)	(626)
Total accounts receivable, net	$39,895	$39,954

The Company had bad debt expense of $60, $57 and $259 for the years ended December 31, 2016, 2015 and 2014, respectively. All of the expense was recorded to the allowance for doubtful accounts. All accounts receivable are expected to be collected within one year from the consolidated balance sheet date.

Note 4.	Property and Equipment
The following table details out property and equipment:

	December 31
	2016	2015

Equipment and software	$8,046	$7,689
Furniture and fixtures	1,643	1,736
Leasehold improvements	7,045	7,432
Total property and equipment	16,734	16,857
Less accumulated depreciation and amortization	(12,780)	(10,649)
Property and equipment, net	$3,954	$6,208

Depreciation expense for the years ended December 31, 2016, 2015 and 2014 was $2,740, $2,784 and $2,063, respectively.

Note 5.	Goodwill
The cumulative impairment charges to goodwill are as follows:

	December 31
	2016	2015

Goodwill	$271,087	$271,087
Accumulated goodwill impairment losses	(136,640)	(136,640)
	$134,447	$134,447

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 6.	Intangible Assets
The following table details out intangible assets:

	December 31
	2016	2015

Customer relationships	$58,900	$58,900
Less accumulated amortization	(21,605)	(17,678)
	37,295	41,222

Non-compete clauses	250	250
Less accumulated amortization	(250)	(250)
	—	—
Total intangible assets, net	$37,295	$41,222

Amortization expense for the years ended December 31, 2016, 2015 and 2014, was $3,927, $3,989 and $3,989, respectively.

Future amortization expense related to intangible assets is expected to be as follows:

Years ending December 31:
2017	$3,927
2018	3,927
2019	3,927
2020	3,927
2021	3,927
Thereafter	17,660
$37,295

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 7.	Accrued Expenses
The following table details out accrued expenses:

	December 31
	2016	2015

Accrued leave	$5,075	$4,838
Payroll	6,634	6,129
Bonus	2,786	576
Other	1,153	1,309
Total accrued expenses	$15,648	$12,852

Note 8.	Restructuring Charge
During 2013, the Company implemented restructuring plans with the objective of reducing its cost structure through the consolidation and elimination of office space and making certain changes to the executive management team. For the years ended December 31, 2016, 2015 and 2014, the Company recognized restructuring and other charges under the caption selling, general and administrative expenses in the consolidated statements of operations totaling approximately $(458), $422 and $1,356 for severance and other compensation costs, office closures and space reductions, respectively. The credit to expense recognized in the year ended December 31, 2016, was related to certain previously restructured facilities for which the total square footage was reduced during the year, as well as a new sublease that was entered into for a previously restructured facility.

The following table summarizes restructuring liabilities for the years ended December 31, 2016, 2015 and 2014:

	Severance and Other	Facilities
	Compensation	Closures	Total

Balance at December 31, 2013	$1,580	$2,189	$3,769
Restructuring costs	—	1,356	1,356
Less payments, net of non-cash charges	(1,221)	(931)	(2,152)
Balance at December 31, 2014	359	2,614	2,973
Restructuring Costs	—	422	422
Less payments, net of non-cash charges	(359)	(981)	(1,340)
Balance at December 31, 2015	—	2,055	2,055
Reversal of restructuring costs	—	(458)	(458)
Less payments, net of non-cash charges	—	(1,194)	(1,194)
Balance at December 31, 2016	$—	$403	$403

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 9.	Commitments and Contingencies
Leases: The Company leases office space in multiple locations and equipment under operating leases with various expiration dates through fiscal year 2022. Minimum future lease payments under the non-cancelable operating leases are as follows:

Years ending December 31:
2017	$4,263
2018	4,178
2019	833
2020	114
2021	67
2022	17
$9,471

Rent expense for the years ended December 31, 2016, 2015 and 2014, was $3,915, $2,622 and $3,758, respectively. During 2015 and 2014, the Company recorded restructuring charges that related to existing lease obligations for office space that the Company is not using. Reductions to certain of these restructuring charges were recorded during 2016. See Note 8 for further details. Included in the above future minimum rental payments is $640 which was included in the restructuring charge.

Contingencies: The Company and its subsidiaries are periodically involved in litigation arising out of the ordinary course of business. It is the opinion of the Company, after consultation with counsel, that the ultimate resolution of all other pending litigation on an individual basis should not have a material impact on the consolidated financial position, results of operations or cash flows of the Company.

Government contracting: Payments to the Company on cost reimbursable contracts are provisional and are subject to adjustments upon audit by the Defense Contract Audit Agency (“DCAA”). In management’s opinion, audit adjustments that may result from audits not yet completed or started are not expected to have a material effect on the Company’s financial position, results of operations or cash flows as of December 31, 2016, 2015 and 2014.

Note 10.	Long-Term Debt
Long-term debt, net of any original issue discount and debt issuance costs, consists of the following:

	December 31
	2016		2015

Term loan	$130,682	(1)	$137,517	(2)
Revolving credit	—		—
	130,682		137,517
Less current portion	130,682		10,381
	$—		$127,136

(1) Net of unamortized discount of $127 and debt issuance costs of $1,061 at December 31, 2016.
(2) Net of unamortized discount of $415 and debt issuance costs of $3,486 at December 31, 2015.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 10.	Long-Term Debt (Continued)
Sotera entered into the prior Credit Agreement on April 22, 2011, which included a term loan of $145,000 and a revolving credit facility of $28,000. The revolving credit facility also included a $5,000 swingline commitment. The term loan required a repayment of 1.0% per year of the original principal balance payable in quarterly installments. The Company paid a 1.0% original issue discount upon funding of the loan, which is being amortized to interest expense using the effective interest rate method. The outstanding indebtedness under the Agreement was collateralized by substantially all of the assets of Sotera. The Agreement permitted the bank to accelerate the repayment of the outstanding obligations under the Credit Agreement upon the occurrence of an Event of Default.

On July 9, 2014, an Amended and Restated Credit Agreement (Agreement) was executed. The Agreement included the existing term loan and a revolving credit facility of $15,000. In conjunction with the execution of the Agreement, an affiliate of Ares made an equity contribution of $32,000 to the Company. The Company made a corresponding $32,000 payment on the term loan. The maturity date of both the term loan and revolving credit facility under the Agreement was April 22, 2017. The borrowings under the term loan accrued interest based on the applicable interest rate, which the Company elected to be a London InterBank Offered Rate (“LIBOR”) subject to a 1.5% LIBOR floor plus 7.50% applicable spread. The revolving credit facility accrues interest at either the prime rate plus applicable margin or LIBOR plus applicable margin. The Agreement also, among other things, increased the permitted total leverage ratio and did not require the Company to report against this covenant until September 2015. In conjunction with this change, a minimum consolidated liquidity requirement of $3,500 was put in place through September 2015. The minimum consolidated liquidity requirement is defined as the Company’s unrestricted domestic cash plus any unused portion of the revolving credit facility. The agreement also required a mandatory repayment of $10,000 on the term loan during 2015, assuming that minimum liquidity requirements are met. The Company paid $9,206 on April 17, 2015, and the remaining $794 on June 30, 2015. The Company made a mandatory repayment of $9,028 on April 21, 2016, in connection with an excess cash flow calculation required by the Agreement.

The Company deemed the Agreement to be a partial extinguishment and, therefore, expensed $2,404 of previously deferred and newly incurred costs as a loss on extinguishment. The Company also deferred $4,439 of costs to put the Agreement in place. The Company also incurred costs leading up to the execution of the Agreement for a waiver agreement that was executed on April 21, 2014. The purpose of the agreement was to waive, for a limited period of time, specified events of default due to the Company’s leverage ratio. The total costs incurred associated with the waiver were $1,261 and were expensed to Other Expense.

No letters of credit were outstanding as of December 31, 2016 and 2015.

As of December 31, 2016, the Company was in compliance with the debt covenants.

Interest expense for the years ended December 31, 2016, 2015 and 2014, was $15,199, $16,511 and $20,484, respectively. The interest rate was 9.0% at December 31, 2016, 2015 and 2014, respectively.

Payments remaining under the term loan and revolving credit facility in 2017 are $131,870, and were repaid in conjunction with the transaction described in Note 15.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 11.	Discontinued Operations
During 2014, after an evaluation of strategic alternatives, a wind down or sale of the ES segment operations was approved. On October 10, 2014, an equity purchase agreement was executed to sell the ES segment to Outdoor Venture Corporation for $3,875. The equity purchase agreement also included a provision for the Company to be paid additional purchase price throughout 2015 based on net sales made on the contracts that were acquired by Outdoor Venture Corporation. The Company recognized a gain on the sale of $292 There was no impact on the balance sheet for December 31, 2014. The following major classes of line items are presented in the consolidated statement of operations under the caption Discontinued Operations:

Revenue	$12,480
Cost of revenue	(15,076)
Selling, general and administrative expenses	(2,213)
Gain on disposal of discontinued operations	292
Total loss from discontinued operations	$(4,517)

Note 12.	Stock-Based Compensation Plans
Sotera Holdings, Inc. adopted the 2011 Stock Option Plan effective August 19, 2011, for the benefit of eligible employees, consultants, and non-employee directors. The Stock Option Plan authorizes the issuance of incentive or non-qualified stock options. The maximum number of shares available for grant is 500,000. Prior to 2014, the options generally vest semi-annually over five years and expire after ten years. The grants were split into two strike prices, $100 per share and $150 per share. During 2014, the majority of the previously granted options were cancelled and replaced by new option grants. The new option grants expire after ten years and contain both time-based vesting and performance-based vesting. The time-based awards generally vest semi-annually over four years. The performance-based awards vest upon a specified percentage of invested capital being returned to Ares. The 2014 grants were awarded at a strike price of $33.33 per share. Additional option grants were awarded during 2015 which similarly expire after ten years and contain both time-based vesting and performance-based vesting. The time-based awards during 2015 either vest immediately or semi-annually over four years. The performance-based awards vest upon a specified percentage of invested capital being returned to Ares. The 2015 grants were split into two strike prices, $30.00 per share and $33.33 per share. During 2016, the performance-based awards were modified to remove the performance requirement and replace it with time-based vesting, generally vesting semi-annually over four years.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 12.	Stock Based Compensation Plans (Continued)

The following table reflects the stock option activity for the years ended December 31, 2016, 2015 and 2014:

		Weighted-
		Average
		Exercise
	Options	Price

Outstanding at December 31, 2013	73,679	$124.53
Granted	353,762	33.33
Exercised	—	—
Cancellations	(62,609)	124.71
Forfeited	(37,812)	48.59
Outstanding at December 31, 2014	327,020	34.62
Granted	48,608	31.98
Exercised	—	—
Cancellations	—	—
Forfeited	(46,851)	34.97
Outstanding at December 31, 2015	328,777	34.18
Granted	83,787	33.09
Exercised	—	—
Cancellations	—	—
Forfeited	(51,317)	39.87
Outstanding at December 31, 2016	361,247	$33.12

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 12.	Stock-Based Compensation Plans (Continued)
The following table summarizes stock option vesting and unvested options:

		Weighted-	Weighted-
		Average	Average
		Grant Date	Exercise
	Options	Fair Value	Price

Unvested at December 31, 2013	53,807	$23.06	$124.61
Granted	353,762	12.24	33.33
Vested	(15,577)	12.24	33.33
Cancellations	(47,421)	23.06	124.61
Forfeited	(37,812)	15.32	48.59
Exercised	—	—	—
Unvested at December 31, 2014	306,759	12.24	33.33
Granted	48,608	9.78	31.98
Vested	(32,515)	9.78	31.98
Cancellations	—	—	—
Forfeited	(46,851)	21.09	34.97
Exercised	—	—	—
Unvested at December 31, 2015	276,001	9.78	31.98
Granted	83,787	8.22	33.33
Vested	(151,618)	9.37	33.28
Cancellations	—	—	—
Forfeited	(51,317)	11.21	39.87
Exercised	—	—	—
Unvested at December 31, 2016	156,853	$8.98	$33.28

In addition to stock options, an executive was issued a restricted stock grant agreement in 2014 for 1,150 shares of common stock which vest over a five year period. 230 shares vested in the years ended December 31, 2014, 2015 and 2016, respectively.

In September 2011, Ares formed Sotera Equity Partners, L.P. (“SEP”), which is the parent of Sotera Holdings, Inc., for the purpose of creating an incentive program for key executives and consultants in the form of a profits interest under IRS Rev Proc 2001-43. Class B Units were distributed to the executives in three tranches and have similar characteristics to stock options. There were no B-1, B-2 or B-3 units outstanding at December 31, 2016, 2015 and 2014, respectively, as they were cancelled and replaced by B Units which generally vest over a three-year period. B-4 Units were granted at an initial exercise price of $100 and escalates over a five-year period at 10% cumulative per year. The B-4 Units were granted to a consultant of Sotera and vest semi-annually over a five-year period. Future compensation expense associated with the B units is expected to be nominal.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 12.	Stock-Based Compensation Plans (Continued)
The following table reflects the SEP Class B Unit activity for the years ended December 31, 2016, 2015 and 2014:

		Weighted-		Weighted-
		Average		Average
		Exercise		Exercise
	B Units	Price	B-4 Units	Price

Outstanding at December 31, 2013	18,882	$125.00	37,719	$161.05
Granted	—	—	—	—
Exercised	—	—	—	—
Cancelled	—	—	—	—
Forfeited	—	—	—	—
Outstanding at December 31, 2014	18,882	125.00	37,719	161.05
Granted	—	—	—	—
Exercised	—	—	—	—
Cancelled	—	—	—	—
Forfeited	—	—	—	—
Outstanding at December 31, 2015	18,882	125.00	37,719	161.05
Granted	—	—	—	—
Exercised	—	—	—	—
Cancelled	—	—	—	—
Forfeited	—	—	—	—
Outstanding at December 31, 2016	18,882	$125.00	37,719	$161.05

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 12.	Stock-Based Compensation Plans (Continued)
The following table summarizes SEP Class B Unit vesting activity for the years ended December 31, 2016, 2015 and 2014:

		Weighted-	Weighted-		Weighted-	Weighted-
		Average	Average		Average	Average
		Grant Date	Exercise		Grant Date	Exercise
	B Units	Fair Value	Price	B-4 Units	Fair Value	Price

Unvested at December 31, 2013	9,440	$38.09	$125.00	18,860	$30.46	$161.05
Granted	—	—	—	—	—	—
Vested	(3,776)	38.09	125.00	(7,544)	30.46	161.05
Forfeited	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Unvested at December 31, 2014	5,664	38.09	125.00	11,316	30.46	161.05
Granted	—	—	—	—	—	—
Vested	(3,776)	38.09	125.00	(7,544)	30.46	161.05
Forfeited	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Unvested at December 31, 2015	1,888	38.09	125.00	3,772	30.46	161.05
Granted	—	—	—	—	—	—
Vested	(1,888)	38.09	125.00	(3,772)	30.46	161.05
Forfeited	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Unvested at December 31, 2016	—	$—	$—	—	$—	$—

Stock-based compensation is recognized on a straight-line basis for time vesting awards over the requisite vesting period. The Company recognizes the effect of expected forfeitures of equity awards by estimating an expected forfeiture rate. Amounts recognized for expected forfeitures are subsequently adjusted annually at major vesting dates to reflect actual forfeitures.

The exercise prices for the stock options and Class B Units, as stated above, included an assumption for the fair value of the underlying common stock or equity interest. The fair value of the underlying common stock or equity interest was determined by management with requisite valuation expertise and was performed on a contemporaneous basis at or near the award grant date. Determining the fair value of underlying common stock or equity interest requires making complex and subjective judgments. Management used the market approach to estimate the Company’s enterprise value at each date at which options and Class B Units were granted. There is inherent uncertainty in market multiple estimates. The enterprise value was then used to determine the fair value of the underlying common stock or equity interest and utilized in calculating stock based compensation.

The Company recognized compensation expense of $1,763, $921 and $961 for the years ended December 31, 2016, 2015 and 2014, respectively. For unvested time-based stock options and Class B Units, the Company will recognize future compensation expense of approximately $1,123 and $824, respectively. The time-based stock option compensation expense will be recognized over a weighted average remaining vesting period of 2.42 years.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 12.	Stock-Based Compensation Plans (Continued)
The weighted average remaining contractual term of options outstanding and options exercisable was 7.4 years and 7.4 years, respectively, as of December 31, 2016, and 7.9 years and 7.9 years, respectively, as of December 31, 2015, and 9.0 years and 9.0 years, respectively, as of December 31, 2014. The weighted average remaining contractual term of the Class B Units outstanding and Class B Units exercisable was 4.7 years and 4.7 years respectively, as of December 31, 2016, 5.7 and 5.7 years as of December 31, 2015, and 6.7 and 6.7 years as of December 31, 2014.

The following weighted-average assumptions were used for option grants made for the years ended December 31, 2016, 2015 and 2014:

	For the year ended		For the year ended		For the year ended
	December 31, 2016		December 31, 2015		December 31, 2014
	Stock Options	Class B Units	Stock Options	Class B Units	Stock Options	Class B Units

Expected volatility	56.3%	N/A	55.7%	N/A	55.2%	N/A
Expected term (years)	5.3	N/A	5.3	N/A	5.3	N/A
Dividend yield	0.0%	N/A	0.0%	N/A	0.0%	N/A
Risk-free interest rate	1.2%	N/A	1.4%	N/A	1.7%	N/A

Expected volatility: The expected volatility was estimated using the volatility of a peer group of public companies.

Expected term: Because of the small group of option and Class B Unit holders, the Company used actual and expected attrition rates to estimate the term of the options.

Dividend yield: The Black-Scholes-Merton valuation model calls for a single expected dividend yield as an input. The Company has not paid dividends in the past nor does it expect to pay dividends in the future.

Risk-free interest rate: The Company bases the risk-free interest rate used in the Black-Scholes-Merton valuation method on the implied yield available on a U.S. Treasury note with a term equal to the expected term of the underlying grants.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 13.	Provision for Income Taxes
Significant components of the provision (benefit) for income taxes are as follows:

	Years ended December 31
	2016	2015	2014

Current:
Federal	$—	$138	$(402)
State and local	82	95	55
Total current	82	233	(347)

Deferred:
Federal	(458)	(2,331)	(7,654)
State and local	(694)	25	(127)
Total deferred	(1,152)	(2,306)	(7,781)
Valuation allowance	1,152	2,306	7,781
Provision (benefit) for income taxes	$82	$233	$(347)

The differences between the provision (benefit) for income taxes at the statutory U.S. federal income tax rate and those reported in the statements of operations for the Company are as follows:

	Years ended December 31
	2016	2015	2014

U.S. Federal income tax rate	-35.0%	-35.0%	-35.0%
State taxes	-4.8%	-4.0%	-3.9%
Valuation allowance	65.9%	42.8%	33.9%
Deferred rate change	-16.1%	4.4%	2.1%
Other permanent differences	-5.3%	-4.3%	1.3%
Provision (benefit) for income taxes	4.7%	3.9%	-1.6%

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 13.	Provision for Taxes (Continued)
Deferred income taxes arise from temporary differences in the recognition of income and expense for income tax purposes and were computed using the liability method reflecting the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Components of the Company’s deferred tax assets and liabilities are as follows as of December 31:

	2016	2015
Deferred tax assets:
Accrued bonus and vacation	$2,936	$1,840
Bad debt and other reserves	608	735
Net operating losses and tax credits	38,377	34,884
Depreciation and amortization	11,879	16,706
Other	1,500	2,167
Total deferred tax assets	55,300	56,332

Deferred tax liabilities:
Unbilled accounts receivable	(460)	(321)
Prepaid expenses	(20)	(39)
Total deferred tax liabilities	(480)	(360)
Valuation allowance	(54,820)	(55,972)
Net deferred tax assets	$—	$—

The Company assesses the realizability of deferred tax assets by considering several factors including the reversal of existing taxable temporary differences, projected future taxable income, tax planning strategies and historical book income. Based on the Company’s historical earnings, historical taxable income, future reversal of deferred tax assets, and estimated future profitability and taxable income, management believes it is not more likely than not that all deferred tax assets will be realized.
The Company has federal and Virginia net operating losses of $135,008 that expire between 2031 and 2036. The Company also has net operating loss carryforwards in Maryland of $91,521 that expire between 2027 and 2036.

The Company is subject to income taxes in the U.S. and various state jurisdictions. Tax statutes and regulations within each jurisdiction are subject to interpretation and require significant judgment to apply. Tax years related to U.S. federal and various state jurisdictions remain subject to examination for tax periods ended on or after December 31, 2013.

While management believes the Company has adequately provided for all tax positions, amounts asserted by taxing authorities could materially differ from our accrued positions as a result of uncertain and complex application of tax regulations. Additionally, the recognition and measurement of certain tax benefits includes estimates and judgment by management and inherently includes subjectivity. Accordingly, additional provisions on tax-related matters could be recorded in the future as revised estimates are made or the underlying matters are settled or otherwise resolved.

Sotera Holdings, Inc.

Notes to Consolidated Financial Statements
(In Thousands, Except Share and Per Share Amounts)

Note 13.	Provision for Taxes (Continued)
As of December 31, 2016, the Company has recorded a valuation allowance of $58,782 on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. As of December 31, 2016, this amount is believed to be $0. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. Due to uncertainty, in the near term, regarding projections of future taxable income, management has determined that a full valuation allowance is appropriate.

Note 14.	Employee Benefit Plans
The Sotera 401(k) Plan is a “defined contribution plan” whereby eligible participants have the option of contributing to the plan up to the statutorily prescribed limit. The Company provides 50% matching contributions for the first 2% of participant contributions and 100% of the next 4% of participant contributions for eligible participating employees. Participants are 100% vested in their employee contributions and the participants’ interests in Company matching contributions vest over three years (after two years 50% and three years 100%). Participants also become fully vested upon reaching age 65, which is the defined retirement age. The plan also allows a discretionary employer contribution of up to 3% of an eligible employee’s compensation for active employees on December 31 each year. The discretionary contribution has a five-year vesting schedule. Expense for the plan was $2,912, $2,676 and $2,619 for the years ended December 31, 2016, 2015 and 2014, respectively.

Note 15.	Subsequent Merger
On March 8, 2017, Sotera entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with the KeyW Corporation, a wholly-owned operating company of the KeyW Holding Corporation (“KeyW”), under which the Company would become a wholly-owned subsidiary of KeyW when the transaction closed. Under the merger agreement, all issued and outstanding shares of Sotera common stock will be cancelled and shareholders will receive $31.36 in cash for each share of Sotera common stock they own. The proposed merger has been approved by the boards of both companies, and has received the requisite approval of Sotera shareholders. The transaction closed on April 4, 2017 and all outstanding debt was repaid in full.